As filed with the Securities and Exchange Commission on November 6, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BANK OF AMERICA CORPORATION	COUNTRYWIDE CAPITAL IV
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in certificate of trust)

Delaware	Delaware
(State of incorporation or organization)	(State of incorporation or organization)

56-0906609	56-6609610
(IRS Employer Identification No.)	(IRS Employer Identification No.)

BANK OF AMERICA CORPORATION Bank of America Corporate Center 100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.75% Trust Preferred Securities of Countrywide Capital IV (and the Guarantees related thereto)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered are (i) the 6.75% Trust Preferred Securities (the “Preferred Securities”) of Countrywide Capital IV (the “Trust”), a Delaware statutory trust, and (ii) the guarantees related thereto by Bank of America Corporation (the “Corporation”), a Delaware corporation. Payment of amounts due on the Preferred Securities originally was guaranteed, on a subordinated and joint and several basis, fully and unconditionally by each of Countrywide Financial Corporation (“Countrywide”) and its wholly-owned subsidiary Countrywide Home Loans, Inc. (“CHL”). In connection with the intended transfer of substantially all of the assets of Countrywide and CHL to the Corporation and its subsidiaries, as part of the consideration for such transfer the Corporation will assume these guarantee obligations of each of Countrywide and CHL. In addition, in connection with this transfer, the Corporation will assume the obligations of Countrywide, as issuer, and CHL, as guarantor, of the 6.75% Junior Subordinated Deferrable Interest Debentures, due April 1, 2033 (the “Junior Subordinated Debentures”), held by the Trust.

The Preferred Securities represent undivided preferred beneficial interests in the assets of the Trust and are guaranteed by the Corporation, to the extent set forth in the form of Preferred Securities Guarantee Agreement (the “Preferred Securities Guarantee”). For a description of the Preferred Securities and the Preferred Securities Guarantee covered by this registration statement, see the descriptions under the captions “Description of the Preferred Securities,” “Description of the Preferred Securities Guarantee” and “Description of the Junior Subordinated Debentures and the Related Guarantee,” contained in Countrywide’s Prospectus Supplement dated April 4, 2003 to the Prospectus dated March 20, 2003 filed with the Securities and Exchange Commission on April 8, 2003. References therein to Countrywide as guarantor of the Preferred Securities or as issuer of the Junior Subordinated Debentures or to CHL as guarantor of the Preferred Securities or as guarantor of the Junior Subordinated Debentures are deemed to be references to the Corporation.

Item 2.	Exhibits

4.1	Certificate of Trust of Countrywide Capital IV, incorporated herein by reference to Exhibit 4.14 of Countrywide’s Form S-3 (Registration No. 333-74042) filed on November 28, 2001.

4.2	Declaration of Trust of Countrywide Capital IV, incorporated herein by reference to Exhibit 4.16 of Countrywide’s Form S-3 (Registration No. 333-74042) filed on November 28, 2001.

4.3	Amended and Restated Declaration of Trust of Countrywide Capital IV, incorporated herein by reference to Exhibit 4.28 to Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.4	Indenture relating to Junior Subordinated Debentures, dated as of April 11, 2003, by and among Countrywide, CHL and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, incorporated herein by reference to Exhibit 4.26 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.5	First Supplemental Indenture, dated as of April 11, 2003, by and among Countrywide, CHL and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, providing for the 6.75% Junior Subordinated Deferrable Interest Debentures Due April 1, 2033 of Countrywide and the related guarantee by CHL, incorporated herein by reference to Exhibit 4.27 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.6	Second Supplemental Indenture, dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide, CHL, and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.6 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on July 8, 2008.

4.7	Form of Third Supplemental Indenture relating to the Junior Subordinated Debentures, by and among the Corporation, Countrywide (formerly Red Oak Merger Corporation), CHL and The Bank of New York Mellon, as Trustee.

4.8	Form of Fourth Supplemental Indenture relating to the Junior Subordinated Debentures, by and among the Corporation, CHL and The Bank of New York Mellon, as Trustee.

4.9	Form of 6.75% Trust Preferred Security (liquidation amount $25 per Trust Preferred Security) of Countrywide Capital IV, incorporated herein by reference to Exhibit 4.30 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.10	Form of 6.75% Junior Subordinated Deferrable Interest Debenture Due April 1, 2033, incorporated herein by reference to Exhibit 4.31 to Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.11	Preferred Securities Guarantee Agreement, dated as of April 11, 2003, by and among Countrywide, CHL and The Bank of New York, as Preferred Guarantee Trustee, incorporated herein by reference to Exhibit 4.29 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 6, 2008

BANK OF AMERICA CORPORATION

By:	/s/ TERESA M. BRENNER
Teresa M. Brenner
Associate General Counsel

COUNTRYWIDE CAPITAL IV

By:	/s/ PAUL LANE
Paul Lane
Regular Trustee

By:	/s/ DEVRA LINDGREN
Devra Lindgren
Regular Trustee

By:	/s/ ALLISON GILLIAM
Allison Gilliam
Regular Trustee

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
4.1	Certificate of Trust of Countrywide Capital IV, incorporated herein by reference to Exhibit 4.14 of Countrywide’s Form S-3 (Registration No. 333-74042) filed on November 28, 2001.

4.2	Declaration of Trust of Countrywide Capital IV, incorporated herein by reference to Exhibit 4.16 of Countrywide’s Form S-3 (Registration No. 333-74042) filed on November 28, 2001

4.3	Amended and Restated Declaration of Trust of Countrywide Capital IV, incorporated herein by reference to Exhibit 4.28 to Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.4	Indenture relating to Junior Subordinated Debentures dated as of April 11, 2003, by and among Countrywide, CHL and The Bank of New York Mellon (formerly The Bank of New York) as Trustee, incorporated herein by reference to Exhibit 4.26 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.5	First Supplemental Indenture, dated as of April 11, 2003, by and among Countrywide, CHL and The Bank of New York Mellon (formerly The Bank of New York), as Trustee, providing for the 6.75% Junior Subordinated Deferrable Interest Debentures due April 1, 2033 of Countryside and the related guarantee of CHL, incorporated herein by reference to Exhibit 4.27 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.6	Second Supplemental Indenture, dated as of July 1, 2008, among Red Oak Merger Corporation, Countrywide, CHL and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.6 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on July 8, 2008.

4.7	Form of Third Supplemental Indenture relating to the Junior Subordinated Debentures, by and among the Corporation, Countrywide (formerly Red Oak Merger Corporation), CHL and The Bank of New York Mellon, as Trustee.

4.8	Form of Fourth Supplemental Indenture relating to the Junior Subordinated Debentures, by and among the Corporation, CHL and The Bank of New York Mellon, as Trustee.

4.9	Form of 6.75% Trust Preferred Security (liquidation amount $25 per Trust Preferred Security) of Countrywide Capital IV, incorporated herein by reference to Exhibit 4.30 of Countrywide’s Current Report on Form 8-K

(File No. 1-8422) filed on April 15, 2003.

4.10	Form of 6.75% Junior Subordinated Deferrable Interest Debenture due April 1, 2033, incorporated herein by reference to Exhibit 4.31 to Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.

4.11	Preferred Securities Guarantee Agreement, dated as of April 11, 2003, by and among Countrywide, CHL and The Bank of New York, as Preferred Guarantee Trustee, incorporated herein by reference to Exhibit 4.29 of Countrywide’s Current Report on Form 8-K (File No. 1-8422) filed on April 15, 2003.